Exhibit 99.2

Power3’s Dr. Ira L. Goldknopf Stated in an Interview That the Company Plans to Completely and Strategically Reposition Itself  Through a Consolidation of Stem Cell, Diagnostic, and Therapeutic Companies and Intellectual Property.

Houston, May 7, 2010 (BUSINESS WIRE) – Power3 Medical Products, Inc. (OTCBB: PWRM – News) today announced that the company has targeted several key acquisition candidates that own or have exclusive rights to market certain complementary assets and technologies that will enhance its intellectual property portfolio.  Power3 intends to evaluate opportunities that can provide it with, among other things, promising stem cell research, patents and other intellectual property assets, new technologies, and key personnel or capabilities, that could augment these efforts.

“We intend to take advantage of acquisition opportunities to augment our in-house product development programs,” stated Dr. Ira L. Goldknopf, President and Chief Scientific Officer of Power3.  “We recognize that we cannot meet all of our research and discovery needs internally and can benefit from the research performed by other organizations.  We will continue to identify additional companies and technologies that we believe will contribute significantly to enhancing Power3 shareholder value.”

In accordance with provisions of the merger agreement, the company has elected to terminate the merger agreement with StemTroniX, Inc., a Texas corporation, previously announced by Power3 on February 11, 2010, and temporarily restrained from completing due to issues solely related to StemTroniX.  Notwithstanding this, the company has been assured full assignment of the recently filed provisional patent application entitled, “Stem cell protein biomarkers and their use in monitoring stem cells and their products for stem cell therapy.”  Power3 also announced its intention to acquire additional stem cell companies, technologies and intellectual property.

Power3 Medical Products

Power3 is a leading bio-technology company focused on the development of innovative diagnostic tests in the fields of cancer and neurodegenerative diseases such as Alzheimer’s disease and Parkinson’s disease and amyotrophic lateral sclerosis (commonly known as ALS or Lou Gehrig’s disease).  Power3 applies proprietary methodologies to discover and identify protein biomarkers associated with diseases.  Through these processes, Power3 has developed a portfolio of products including BC-SeraPro™, a proteomic blood serum test for the early detection of breast cancer for which its has completed Phase I clinical trials, and NuroPro®, a serum test for the detection of neurodegenerative diseases, including Alzheimer’s, Parkinson’s and ALS diseases, currently engaged in Phase II clinical trials.  These products are designed to analyze proteins and their mutations to assess an individual’s risk for developing disease later in life, a patient’s likelihood of responding to a particular drug, a patient’s risk of disease progression and disease recurrence, to measure a patient’s exposure to drug therapy, to ensure optimal dosing and reduced drug toxicity.

For more information, please visit http://www.power3medical.com.

Safe Harbor Provision

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the company's future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings and submissions with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the company assumes no obligation to update or revise any of the information contained in this press release.

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